UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 21, 2012
 Date of Report (Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	000-21783	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

810 West Maude Avenue
Sunnyvale, CA    94085
(Address of principal executive offices including zip code)

(408) 727-1885
(Registrant's telephone number, including area code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On February 21, 2012, Christopher McNiffe resigned as a member of the 8x8, Inc. (the "Company") board of directors and as a member of its Audit Committee, Compensation Committee and Nominations Committee.

Appointment of New Director

On February 24, 2012, Eric Salzman was appointed as a member of the Company's board of directors and audit committee in order to fill the vacancy created by Mr. McNiffe's resignation. In connection with his appointment as a director, Mr. Salzman has been granted an option to purchase 75,000 shares of the Company's common stock under the 2006 Stock Plan. The option will vest over a four-year period, subject to Mr. Salzman's continuing service to the Company.

A copy of the press release announcing the resignation of Mr. McNiffe from the board of directors and the appointment of Mr. Salzman as a director is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 5.02.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

99.1    Press Release dated February 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2012

8X8, INC.

By: /s/ Daniel Weirich

Daniel Weirich
Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit	Description
99.1 *	Press release dated February 27, 2012.

*    Also provided in PDF format as a courtesy.